UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2009

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On February 27, 2009, A.M. Best downgraded the financial strength ratings of FBL Financial Group subsidiaries Farm Bureau Life Insurance Company to B++ (Good) from A- (Excellent) and EquiTrust Life Insurance Company to B+ (Good) from A- (Excellent). In addition, it downgraded the issuer credit rating of FBL Financial Group, Inc., the holding company, to bb from bbb-. A.M. Best’s outlook for these ratings is negative.

We at FBL Financial Group strongly disagree with A.M. Best’s decision regarding the ratings and believe it is being overly cautious and pessimistic in its opinions – particularly where Farm Bureau Life is concerned.

We manage our companies to have, at a minimum, A levels of capital based on the rating agencies’ capital models. Our year end 2008 calculations indicate that Farm Bureau Life held capital at an A.M. Best rating level of A++ and EquiTrust Life held capital at an A.M. Best rating level of A+. This makes it particularly difficult for us to understand these downgrades.

According to our most recent estimated BCAR (Best’s Capital Adequacy Ratio) calculations, Farm Bureau Life has approximately $133 million of capital in excess of what is needed for an A.M. Best A rating and EquiTrust Life has approximately $56 million of capital in excess of what is needed for an A.M. Best A rating. These capital levels are several times the amount required by the insurance regulators in the states where we do business. We remain committed to maintaining the capital levels necessary for A ratings from A.M. Best and Standard & Poor’s.

A.M. Best expressed concern about the following items:

The significant level of unrealized losses in its investment portfolio - The level of unrealized losses at year end 2008 reflects the decrease in the market value of investments caused by the distressed and volatile financial markets and can be attributed to FBL’s asset growth during a period of relatively low spreads. FBL has the ability and intent to hold securities in an unrealized loss position until recovery of value, which may be maturity.

High level of real-estate linked assets, with high growth in its commercial mortgage portfolio over the last several years - FBL has a long history of extremely low delinquency rates and has not had a loss on a commercial mortgage loan for years. We recognize that the U.S. economy is facing unprecedented challenges, but even with these challenges, we feel that this mortgage loan portfolio will hold up well due to conservative and thoughtful underwriting standards. Over the years, FBL’s commercial mortgage loan portfolio has been a consistent percentage of its investment portfolio. To demonstrate, FBL’s mortgage loans accounted for 11.1% of the total investment portfolio (at cost) in 2000 and accounted for that same percentage, 11.1%, at year end 2008.

Limited financial flexibility - FBL has considerable financial flexibility through cash and short-term investments on-hand ($300 million at December 31, 2008), premiums from insurance products, Federal Home Loan Bank borrowing capacity (approximately $250 million for EquiTrust Life and $900 million for Farm Bureau Life) and possible sales of securities in gain positions ($2.2 billion at December 31, 2008).

High intangibles to equity - The ratio of intangible assets to equity for FBL on a consolidated basis is driven by EquiTrust Life and is a result of unrealized investment losses and the nature of the EquiTrust Life business (high acquisition costs with long surrender charge periods) and growth of the business since its inception. On the other hand, Farm Bureau Life has a relatively low level of intangible assets. Much of Farm Bureau Life’s business is outside of the surrender charge period, reflecting Farm Bureau Life’s long history, its niche marketplace, loyalty of Farm Bureau Life policyholders and the attractiveness of Farm Bureau Life’s products.

Rapid growth in annuity reserves - In mid-2008 FBL took steps to slow the pace of growth of the annuity business at EquiTrust Life in order to preserve capital. A decrease in annuity sales at EquiTrust Life from $252 million for the month of June 2008 to $52 million for the month of November 2008 clearly demonstrates FBL’s effectiveness at slowing the growth of annuity sales.

Losses reported in its 2008 GAAP results - FBL’s 2008 GAAP results resulted in a loss due to a one-time DAC adjustment related to anticipated surrenders at EquiTrust Life. Surrender activity slowed during the month of February and is currently at much lower levels than during January.

Most of A.M. Best’s reasons for the downgrade do not apply to Farm Bureau Life and we do not believe A.M. Best has a good rationale for downgrading Farm Bureau Life. We also believe that a two notch downgrade to EquiTrust Life is overly harsh following its recent downgrade in September.

As we navigate through the current challenges, we plan to maintain and build upon our capital strength through the management of EquiTrust Life premium levels, strict expense controls, and a continual focus on enterprise risk management. We will do this as we continue to hold ourselves to the highest standards of integrity and operational excellence.

Statements concerning FBL’s prospects for the future are forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act. These statements generally can be identified by their context, including terms such as “believes,” “anticipates,” “expects,” or similar words. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statement. These risks and uncertainties are detailed in FBL’s reports filed with the Securities and Exchange Commission and include, but are not limited to, the current difficult financial markets, the current state of the economy, lack of liquidity and access to capital, investment valuations, interest rate changes, competitive factors, the ability to attract and retain sales agents and a decrease in ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable; however, no assurance can be given that the assumptions will prove to be correct.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

February 27, 2009	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer